                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                  PFF Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                           July 29, 2003


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of PFF Bancorp, Inc., the holding company for PFF Bank & Trust, which will be held on Tuesday, September 16, 2003 at 9:00 a.m., local time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California 91766.

     The attached Notice of Annual Meeting and proxy statement describe the formal business that PFF Bancorp will transact at the annual meeting. The Board of Directors of PFF Bancorp has determined that an affirmative vote on each matter to be considered at the annual meeting is in the best interests of PFF Bancorp and its shareholders and unanimously recommends a vote "FOR" each of these matters.

     Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU CANNOT ATTEND.

     On behalf of the Board of Directors and the employees of PFF Bancorp and PFF Bank, we thank you for your continued support.

                                           Sincerely yours,

                                           /s/ Larry M. Rinehart

                                           Larry M. Rinehart
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       DATE:     TUESDAY, SEPTEMBER 16, 2003
                       TIME:     9:00 A.M., LOCAL TIME
                       PLACE:    SHERATON SUITES FAIRPLEX
                                 601 W. MCKINLEY AVENUE
                                 POMONA, CALIFORNIA 91766


     At our 2003 annual meeting, PFF Bancorp will ask you to:

     1. Elect Stephen C. Morgan, Ed. D., Jil H. Stark and Royce A. Stutzman to serve as directors for a term of office set to expire in 2006 or until their successors are elected and qualified.

     2. Ratify the appointment of KPMG LLP as independent auditors of PFF Bancorp for the fiscal year ending March 31, 2004.

     3. Transact any other business as may properly come before the annual meeting.

     You may vote at the annual meeting if you were a shareholder of PFF Bancorp at the close of business on July 18, 2003, the record date.

                                      By Order of the Board of Directors,

                                      /s/ Carole F. Olson

                                      Carole F. Olson
                                      Secretary

Pomona, California
July 29, 2003

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
================================================================================

                              GENERAL INFORMATION

GENERAL

     PFF Bancorp is a Delaware corporation, which owns all the capital stock of PFF Bank & Trust. As used in this proxy statement, the term "annual meeting" includes any adjournment or postponement of such meeting.

     PFF Bancorp has sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

     PFF Bancorp began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about July 29, 2003 to all shareholders entitled to vote. If you owned common stock of PFF Bancorp at the close of business on July 18, 2003, the record date, you are entitled to vote at the annual meeting. On the record date, there were 11,823,926 shares of common stock outstanding.

QUORUM

     A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. PFF Bancorp will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

     You are entitled to one vote at the annual meeting for each share of the common stock of PFF Bancorp that you owned as of record at the close of business on July 18, 2003. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

     You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which PFF Bancorp will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. IF YOU SIGN THE PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES, YOUR PROXY WILL VOTE YOUR SHARES FOR THE PROPOSALS IDENTIFIED IN THE NOTICE OF ANNUAL MEETING.

     If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, PFF Bancorp knows of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting.

VOTE REQUIRED

PROPOSAL 1:                 To be elected, a nominee for director must receive a
Election of Directors       plurality of the votes cast at the Annual Meeting.
                            So, if you do not vote for a nominee, or you indicate "withhold authority" for a nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of the director nominees.

PROPOSAL 2:                 Approval of Proposal 2 requires the affirmative vote
Ratification of the         of a majority of the votes entitled to be cast by
Appointment of              the common stock represented at the Annual Meeting.
Independent Auditors        Abstentions will be counted solely for the purpose
                            of determining whether a quorum is present.

EFFECT OF BROKER NON-VOTES

     If your broker holds shares that you own in "street name," the broker may vote your shares on the proposal listed above even if the broker does not receive instructions from you. If your broker does not vote on this proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote."

     o PROPOSAL 1: Election of Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect the director nominees.

     o PROPOSAL 2: Ratification of Independent Auditors. A broker non-vote will be counted solely for the purpose of determining whether a quorum is present.

CONFIDENTIAL VOTING POLICY

     PFF Bancorp maintains a policy of keeping shareholder votes confidential. PFF Bancorp only lets our Inspector of Election and certain employees of our independent tabulating agents examine the voting materials. PFF Bancorp will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

     You may revoke your grant of proxy at any time before it is voted by:

     o    filing a written revocation of the proxy with our Secretary;

     o    submitting a signed proxy card bearing a later date; or

     o attending and voting in person at the annual meeting, but you also must file a written revocation with the clerk of the annual meeting prior to the voting.

     IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR SHAREHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of PFF Bancorp.

SOLICITATION OF PROXIES

     PFF Bancorp will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of PFF Bancorp and PFF Bank may solicit proxies by mail, telephone and other forms of communication. PFF Bancorp has also hired Georgeson Shareholder to assist in the solicitation of proxies for a fee of $5,000 plus reimbursement of out of pocket costs and expenses.

     PFF Bancorp will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

     Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from the Company's internet site, www.pffbank.com, by clicking on "Investor Relations" located on the home page, proceeding to "Financial" and then to "SEC filings."

     The Company will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:

     PFF Bancorp, Inc.
     350 South Garey Avenue
     Pomona, California 91766
     Attn:  Corporate Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND  MANAGEMENT

PRINCIPAL SHAREHOLDERS OF PFF BANCORP

     The following table sets forth, as of July 18, 2003, certain information as to common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock. PFF Bancorp knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of its common stock as of July 18, 2003. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with PFF Bancorp pursuant to the Securities Exchange Act of 1934, as amended, and on information presented to management. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after July 18, 2003. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.


                                                                   AMOUNT AND
                                                                    NATURE OF
                                                                   BENEFICIAL
   TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP     PERCENT(5)
-------------------- ------------------------------------------ ---------------- -------------
Common Stock,          PFF Bank & Trust Employee Stock
$0.01 par value        Ownership Plan
                       350 South Garey Avenue
                       Pomona, California 91766                    1,587,000(1)        13.42%

Common Stock,          Thomson Horstmann & Bryant, Inc.
$0.01 par value        Park 80 West, Plaza Two
                       Saddle Brook, New Jersey 07663                795,200(2)         6.73%

Common Stock,          Capital Group International, Inc.
$0.01 par value        11100 Santa Monica Boulevard
                       Los Angeles, California 90025                 604,680(3)         5.11%

Common Stock,          AXA Assurances I.A.R.D. Mutuelle
$0.01 par value        370, rue Saint Honore
                       75001 Paris, France                           732,375(4)         6.19%

-------------------
(1) The PFF Bank & Trust Employee Stock Ownership Plan ("ESOP") is administered by the Employee Compensation and Benefits Committee. The ESOP's assets are held in a trust (the "ESOP Trust"), for which The Mechanics Bank serves as trustee (the "ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At July 18, 2003, 1,183,455 shares held by the ESOP Trust have been allocated under the ESOP and 403,545 shares remain unallocated. Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) As reported by Thompson Horstmann & Bryant, Inc. in a Schedule 13G/A filed with the SEC on January 9, 2003, which reported sole voting power with respect to 406,200 shares and sole investment power with respect to 795,200 shares as of December 31, 2002.
(3) As reported by Capital Guardian Trust Company in a Schedule 13G/A filed with the SEC on February 11, 2003, which reported sole voting power with respect to 557,680 shares and sole investment power with respect to 604,680 shares as of December 31, 2002.
(4) As reported by AXA Assurances I.A.R.D. Mutuelle in a Schedule 13G filed with the SEC on February 12, 2003, which reported sole voting power with respect to 570,075 shares and sole investment power with respect to 506,575 shares as of December 31, 2002.
(5) Percentages with respect to each person or group of persons have been calculated based upon 11,823,926 shares of common stock, the number of shares outstanding as of July 18, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information about the shares of common stock beneficially owned by each director of PFF Bancorp, by each named executive officer of PFF Bancorp identified in the Summary Compensation Table included elsewhere in this proxy statement, and by all directors and executive officers of PFF Bancorp or PFF Bancorp's wholly owned subsidiary, PFF Bank, as a group as of July 18, 2003. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

                                                                                                PERCENT OF
                                                                        AMOUNT AND NATURE      COMMON STOCK,
                                         POSITION WITH                    OF BENEFICIAL       $.01 PAR VALUE
       NAME                               PFF BANCORP                      OWNERSHIP(1)        OUTSTANDING(2)
--------------------------- ---------------------------------------- ----------------------- --------------------
Robert W. Burwell(3)          Vice Chairman of the Board                      87,474                 *

Donald R. DesCombes(4)        Chairman of the Board                          154,773                 1.3%

Jerald W. Groene(5)           Senior Vice President and Chief
                              Lending Officer of PFF Bank                     72,811                 *

Kevin McCarthy(6)             Senior Executive Vice President of
                              PFF Bancorp and Senior Executive
                              Vice President and Chief Operating
                              Officer of PFF Bank                            257,860                 2.15%

Stephen C. Morgan(7)          Director                                        13,053                 *

Curtis W. Morris(8)           Director                                        93,710                 *

Larry M. Rinehart(9)          Director, President and Chief
                              Executive Officer                              232,622                 1.94%

Gilbert F. Smith(10)          Senior Vice President and General
                              Counsel of PFF Bank                             71,022                 *

Jil H. Stark(11)              Director                                       118,590                 *

Royce A. Stutzman(12)         Director                                           349                 *

Gregory C. Talbott(13)        Executive Vice President, Chief
                              Financial Officer and Treasurer                162,927                 1.37%

All directors and
executive officers as a
group (11 persons)(14)                                                     1,665,736                 13.19%

--------------------------
* Less than one percent

                                                                                    (footnotes on following page)

(1) See "Security Ownership of Certain Beneficial Owners and Management - Principal Shareholders of PFF Bancorp" for a definition of "beneficial ownership."
(2) Percentages with respect to each person or group of persons have been calculated based on 11,823,926 shares of common stock, the total number of shares of common stock outstanding as of July 18, 2003, plus shares of common stock which such persons or group of persons has the right to acquire within 60 days of July 18, 2003, by the exercise of stock options.
(3) Includes 13,603 shares in plan trusts related to the 1996 Incentive Plan and 37,070 shares subject to currently exercisable options.
(4) Includes 26,737 shares vested but deferred to which Mr. DesCombes has voting power, 6,000 shares held in trust, 12,923 in plan trusts related to the 1996 Incentive Plan and 92,070 shares subject to currently exercisable options.
(5) Includes 300 shares held by children, 2,459 shares held by the SERP trust, 10,612 shares allocated to Mr. Groene's account under the ESOP and 29,325 subject to currently exercisable options.
(6) Includes 5,071 shares held by the SERP trust, 12,806 shares allocated to Mr. McCarthy's account under the ESOP and 172,285 shares subject to currently exercisable options.
(7)  Includes 12,053 shares subject to currently exercisable options.
(8) Includes 1,393 shares held by spouse, 1,741 shares held in an IRA, 3,742 shares held in plan trusts related to the 1996 Incentive Plan, 10,963 shares vested but deferred to which Mr. Morris has voting power and 72,070 shares subject to currently exercisable options.
(9) Includes 22,500 shares in plan trusts related to the 1996 Incentive Plan, 21,777 shares held by the SERP trust, 12,249 shares allocated to Mr. Rinehart's account under the ESOP and 176,096 shares subject to currently exercisable options.
(10) Includes 2,906 shares held in the 401(k) Plan trust, 3,528 shares held by the SERP trust, 4,672 shares vested but deferred to which Mr. Smith has voting power, 12,347 shares allocated to Mr. Smith's account under the ESOP and 32,951 shares subject to currently exercisable options.
(11) Includes 97,070 shares subject to currently exercisable options.
(12) Includes 175 shares held in a SEP-IRA and 174 shares in a deferred compensation plan.
(13) Includes 3,468 shares held in the 401(k) Plan trust, 10,528 shares held by the SERP Trust, 12,951 shares allocated to Mr. Talbott's account under the ESOP and 83,029 shares subject to currently exercisable options.
(14) The amount of shares for all directors and executive officers as a group includes 403,545 shares held by the ESOP Trust that have not been allocated to eligible participants as of March 31, 2003, over which the Employee Compensation and Benefits Committee (consisting of Messrs. Morgan, Burwell and Morris) may be deemed to have sole investment power, except in limited circumstances, thereby causing each committee member to be a beneficial owner of such shares. Each member of this committee disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to the members of this committee individually. As of March 31, 2003, 1,183,455 shares have been allocated to participants pursuant to PFF Bancorp's ESOP.

                   ------------------------------------------
                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                   ------------------------------------------

GENERAL

                 NOMINEES                          TERM TO EXPIRE
                 ------------------------------- ------------------
                 Stephen C. Morgan, Ed. D.              2006

                 Jil H. Stark                           2006

                 Royce A. Stutzman                      2006

     Directors Morgan, Stark and Stutzman are currently serving on PFF Bancorp's Board of Directors. If you elect the nominees listed above, they will hold office until the annual meeting in 2006 or until their successors have been elected and qualified.

     PFF Bancorp knows of no reason why any of the nominees may be unable to serve as directors. If any of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that any of its nominees would prove unable to serve if elected.

================================================================================
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.
================================================================================


NOMINEES, CONTINUING AND RETIRING DIRECTORS

                                          TERM                                                    DIRECTOR
NOMINEES                     AGE(1)      EXPIRES         POSITION(S) HELD WITH PFF BANCORP        SINCE(2)
--------------------------- -------- --------------- ----------------------------------------- --------------
Stephen C. Morgan, Ed. D.      57         2003                        Director                      2001

Jil H. Stark                   66         2003                        Director                      1975

Royce A. Stutzman              67         2003                        Director                      2002

CONTINUING DIRECTORS
---------------------------
Robert W. Burwell              71         2005                     Vice Chairman                    1984

Donald R. DesCombes            71         2004                        Chairman                      1979

Curtis W. Morris               67         2005                        Director                      1988

Larry M. Rinehart              55         2004        Director, President and Chief Executive       1994
                                                                      Officer

--------------------
(1)  At July 18, 2003.
(2)  Includes years of service as a director of PFF Bank.

BIOGRAPHICAL INFORMATION

     The principal occupation and business experience of the nominees for election as director and each continuing director are set forth below.

NOMINEES

     STEPHEN C. MORGAN, ED. D., has been the president of the University of LaVerne since 1985.

     JIL H. STARK is a retired college administrator and faculty member.

     ROYCE A. STUTZMAN, a Certified Valuation Analyst and Certified Public Accountant, is past managing partner and current Chairman of Vicenti, Lloyd & Stutzman LLP, a local accounting firm.

CONTINUING DIRECTORS

     ROBERT W. BURWELL was President and Chief Executive Officer of the Pomona Valley Hospital Medical Center from 1972 until his retirement in 1993.

     DONALD R. DESCOMBES has served as the Chairman of the Board of Directors of PFF Bank since 1989. He was Chairman of the Board of Directors of Averbeck Company Insurance Brokers until 2001.

     CURTIS W. MORRIS is associated with the law firm of Lamb, Morris & Lobello and has been a practicing attorney for 33 years.

     LARRY M. RINEHART has served as President and Chief Executive Officer of PFF Bank since 1992 and of PFF Bancorp since 1996. He served as President-elect and Executive Vice President of PFF Bank from July 1991 to August 1992. Mr. Rinehart also serves as Director, President and Chief Executive Officer of Pomona Financial Services, Inc., and Diversified Services, Inc. He serves as a Director of Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc., recently formed subsidiaries of PFF Bancorp. He is also a director of Glencrest Insurance Services, Inc.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     KEVIN MCCARTHY, age 51, serves as Senior Executive Vice President of PFF Bancorp and Senior Executive Vice President and Chief Operating Officer of PFF Bank. Mr. McCarthy is a Director of Pomona Financial Services, Inc. and Diversified Services, Inc. Mr. McCarthy also serves as Chairman of the Board of Directors of Glencrest Investment Advisors, Inc., a recently formed subsidiary of PFF Bancorp and Chairman of the Board of Glencrest Insurance Services, Inc.

     GREGORY C. TALBOTT, age 49, is the Executive Vice President, Chief Financial Officer and Treasurer of PFF Bancorp and Executive Vice President and Chief Financial Officer of PFF Bank & Trust. Mr. Talbott also serves as Director of Glencrest Investment Advisors, Inc., a recently formed subsidiary of PFF Bancorp and as a Director of Glencrest Insurance Services, Inc.

     GILBERT F. SMITH, age 57, currently serves as Senior Vice President and General Counsel of PFF Bank. Mr. Smith is Chairman of the Board of Directors of Pomona Financial Services, Inc. and Diversified Services, Inc. Mr. Smith also serves as Director of Glencrest Investment Advisors, Inc., a recently formed subsidiary of PFF Bancorp, and as a director of Glencrest Insurance Services, Inc.

     JERALD W. GROENE, age 55, is Senior Vice President and Chief Lending Officer of PFF Bank. Mr. Groene is a Director of Pomona Financial Services, Inc. and Diversified Services, Inc. Mr. Groene also serves as Director of Glencrest Investment Advisors, Inc., a recently formed subsidiary of PFF Bancorp and as a Director of Glencrest Insurance Services, Inc.

             INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     PFF Bancorp's Board of Directors currently consists of seven members. The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of PFF Bancorp. PFF Bancorp's executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the board and committees, and also through considerable telephone contact and other communications with the Chairman and others regarding matters of concern and interest to PFF Bancorp. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisors (legal counsel, auditors, financial advisors and other consultants).

     The Board of Directors held a total of 13 meetings during the fiscal year ended March 31, 2003. Each incumbent director, attended at least 75% of the meetings of the Board of Directors held during the time in which they served as director, plus meetings of committees on which that particular director served during this period.

COMMITTEES OF THE BOARD

     The Board of Directors of PFF Bancorp has established the following committees:

AUDIT               The Audit Committee oversees and monitors our financial
COMMITTEE           reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the board of directors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit
                    Committee Charter is attached as APPENDIX A to this proxy statement.

                    Directors Stark, Morgan, Burwell and Stutzman currently serve as members of the committee. Director Stark is the Chairman of the committee. All members of the Audit Committee are independent directors as defined under The New York Stock Exchange listing standards. PFF Bancorp believes that Mr. Stutzman qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules. The Audit Committee met 5 times in fiscal 2003.

NOMINATING          The Nominating Committee considers nominees for election to
COMMITTEE           the Board of Directors, including any written
                    recommendations by shareholders that are mailed to the attention of the Secretary. Directors DesCombes, Burwell and Morris currently serve on the committee. Mr. DesCombes is the Chairman of the committee. The Nominating Committee met one time in the 2003 fiscal year.

EMPLOYEE            The Employee Compensation and Benefits Committee establishes
COMPENSATION        compensation and benefits for the executive officers, and
AND BENEFITS        reviews the incentive compensation programs when necessary.
COMMITTEE           The Committee is responsible for all matters regarding
                    compensation and benefits, hiring, termination and affirmative action issues for other officers and employees.
                    Directors Morgan, Burwell and Morris currently serve on the committee. Mr. Morgan is the Chairman of the committee. The
                    Employee Compensation and Benefits Committee met 2 times in the 2003 fiscal year.

AUDIT COMMITTEE REPORT

     THE FOLLOWING AUDIT COMMITTEE REPORT IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIALS," FILED WITH THE SEC, SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     During 2003, the Audit Committee of PFF Bancorp's Board held 5 formal meetings. It also met periodically throughout the year to discuss matters consistent with its duties.

     During 2003, each member of PFF Bancorp's Audit Committee was independent as defined under the New York Stock Exchange listing standards. The Board of Directors has certified that Mr. Stutzman qualifies as an Audit Committee Financial Expert as the term is defined by SEC regulations. PFF Bancorp Audit Committee operates under a written charter approved by the Board.

     PFF Bancorp's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. The primary duties and responsibilities of PFF Bancorp's Audit Committee are to: (1) serve as an independent and objective party to monitor PFF Bancorp's financial reporting process and internal control systems; (2) review and appraise the audit efforts of PFF Bancorp's independent auditors and internal audit department; (3) evaluate PFF Bancorp's quarterly financial performance, as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

     During the fiscal year ended March 31, 2003, PFF Bancorp retained and paid KPMG LLP to provide audit and other services as follows:

     AUDIT FEES
     Audit Fees, excluding audit related (1)                          $ 277,806

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     None                                                             $       -

     ALL OTHER FEES
     Audit-Related Fees (2)                                           $  46,878

     Other Non-Audit Services:
     Tax Compliance (3)                                               $  83,725
                                                                      ---------

     TOTAL FEES RECEIVED                                              $ 408,409
                                                                      =========

     (1) This amount includes $21,806 related to the completion of the fiscal 2002 audit and $256,000 related to the fiscal 2003 audit.

     (2) Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans.

     (3) Tax compliance consists of fees related to the preparation of the Company's income tax returns and other consultative matters.

     The Committee reviewed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's and the Bank's internal controls and the overall quality of the Company's and the Bank's financial reporting process.

     The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements.

     The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended March 31, 2003, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

     PFF Bancorp's Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

     Based on the review and discussions noted above, PFF Bancorp's Audit Committee recommended to the Board that PFF Bancorp's audited financial statements be included in PFF Bancorp's

Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if she or he so desires. PFF Bancorp's Audit Committee also reappointed the independent auditors, subject to the ratification of PFF Bancorp's shareholders.

                                         AUDIT COMMITTEE OF PFF BANCORP, INC.

                                         JIL H. STARK (CHAIRMAN)
                                         ROBERT W. BURWELL
                                         STEPHEN C. MORGAN
                                         ROYCE A. STUTZMAN

DIRECTORS' COMPENSATION

     MEETINGS AND FEES. Currently, each non-employee director of PFF Bancorp receives an annual retainer of $12,500 for serving on the board of directors of PFF Bancorp; and each non-employee director of PFF Bank, except for the Chairman of the Board and Mr. Rinehart, receives a retainer of $3,300 per month. The Chairman of the Board receives a monthly retainer of $4,500. Mr. Rinehart does not receive any additional compensation for serving as a director. Directors are also eligible to receive grants of options under PFF Bancorp's incentive plans. PFF Bancorp paid fees totaling $63,333 to its non-employee directors for the year ended March 31, 2003.

     DIRECTORS' RETIREMENT PLAN. PFF Bank maintains the PFF Bank & Trust Directors' Retirement Plan (the "Directors' Retirement Plan") which is a frozen non-qualified plan under which no new benefits have accrued effective as of December 31, 1995. The Directors' Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors' annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120) for each month of service less than 120) which shall continue to be paid for at least 10 years and over the lifetime of the director thereafter. All Directors are currently credited with 120 months of service under the plan except for Mr. Morgan and Mr. Stutzman who has not been credited with any months of service. Mr. Rinehart does not participate in the plan. Benefits may not start until the director retires from service and reaches age
65. The Directors' Retirement Plan provides that in the event of a participant's death prior to payment of all benefits due to the participation under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participants or, if no such designation has been made, to the estate of the participant.

     DIRECTORS' DEFERRED COMPENSATION PLAN. PFF Bank maintains the PFF Bank & Trust Directors' Deferred Compensation Plan which is a non-qualified plan that offers directors the opportunity to defer fee compensation and stock awarded under the 1996 Incentive Plan. The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance. Such balance shall equal the amount of the deferrals and interest thereon. Other forms of benefit, including a lump sum payout, are available with certain restrictions. Deferred stock awarded under the 1996 Incentive Plan is accounted for in the plan in the form of common stock units. The form of benefit for deferred stock is a single lump sum payout or payment of equal installments over time. Prior to March 1995, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of PFF Bank. The plan has been amended to allow for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the common stock issued in connection with our initial public offering ("Common Stock Rate"). Previous deferrals, as well as future deferrals, may be credited with the Common Stock Rate as of the initial public offering.

EXECUTIVE COMPENSATION

     THE REPORT OF PFF BANCORP'S EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE AND PERFORMANCE GRAPH INCLUDED IN THIS SECTION ARE PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THE REPORT AND THE GRAPH ARE NOT TO BE DEEMED "SOLICITING MATERIALS," FILED WITH THE SEC, SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE 1934 SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     THE REPORT OF THE EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT AS TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Employee Compensation and Benefits Committee is responsible for administering the compensation and benefits programs for the President and Chief Executive Officer of PFF Bancorp and PFF Bank and all other executive officers. Compensation of the President and Chief Executive Officer and other executive officers for the fiscal year ended 2003 was paid by PFF Bank and PFF Bancorp, respectively, and determined by both Boards of Directors upon the recommendation of the Employee Compensation and Benefits Committee for PFF Bank and PFF Bancorp.

     The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Recommendations and rationale of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene's positions with PFF Bank and PFF Bancorp, respectively, are taken into consideration during such review.

     The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of PFF Bancorp's stockholders, and competitiveness with the external marketplace. To this end, the Employee Compensation and Benefits Committee has established the following goals as incentives in setting Executive Compensation, including benefits: (i) to target base salaries at a competitive average; (ii) to reward the achievement of PFF Bank's annual and long term strategic goals; (iii) to retain executive officers by offering a full range of benefits available at a competitive level to other executives of savings institutions; and (iv) to provide additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to benchmarks that they believe influence the performance of PFF Bancorp's common stock.

     PFF Bancorp's and PFF Bank's compensation program for executive officers consists of cash or non-cash remuneration in the form of: salary, bonus, profit-sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan ("SERP") payments, ESOP allocations, stock grants and options, and other types of remuneration deemed by the Board to be appropriate. These elements are intended to provide an overall compensation package that is commensurate with PFF Bancorp's and PFF Bank's financial resources, that is appropriate to assure the retention of experienced management personnel, and that will align their financial interests with those of PFF Bancorp's shareholders.

     BASE SALARIES. Salary levels recommended by the committee are intended to be in the middle range of the marketplace. There is no provision for "automatic annual raises;" however, adjustments will be made from time to time for individuals whose salaries are trailing the market. Sources of compensation information include a peer group analysis as obtained through review of proxy statements and various compensation surveys including Employer Group Survey, Economic Research Institute Survey, Western Management Group Survey, California Bankers Association Survey, American Community Bankers Survey and other published sources.

     Notwithstanding modest salary levels, the Committee believes that high performance deserves high financial rewards. For this reason, the Committee has established two annual cash bonus plans. One plan, at the PFF Bank level, measures and rewards achievement of internally established goals. The second plan, at the PFF Bancorp level, measures performance compared to a peer group. Taken together these cash bonus plans offer executive officers the opportunity of approximately doubling their annual salaries for truly outstanding performance.

     Once each year the President and Chief Executive Officer presents to the full Board, in executive session, his evaluation and the salary of each of the senior executive officers. While such evaluations are the primary responsibility of the President and Chief Executive Officer, the Board believes it prudent to conduct general oversight of the status of the senior management team.

     INCENTIVE PLANS. The Board and stockholders have approved Incentive Plans in 1996 and 1999, under which officers may receive options and awards. All stock options and awards under the 1996 Incentive Plan have vested. Under the 1999 Incentive Plan, the Committee may award stock options and other rights. The vesting of stock options granted under the 1999 Incentive Plan are determined by the Committee. All awards granted to date provide for vesting at fifty percent (50%) per year over a two year period. The Committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock options under the 1999 Incentive Plan have been allocated by the Committee based upon fiscal responsibility, regulatory practices and policies, the practices of other financial institutions, as verified by external surveys based upon the officers' level of responsibility and contributions to PFF Bancorp and PFF Bank. The Committee will consider the amount of outstanding awards in determining the total annual compensation package.

     CHIEF EXECUTIVE OFFICER. In addition to the goals associated with the annual incentive plan, the Board conducts a general evaluation of the President and Chief Executive Officer's performance twice each year. This review includes a variety of considerations such as the quality and source of earnings, budget management, regulatory compliance, community and internal leadership and strategic vision and implementation. Specific accomplishments included the creation of Glencrest Investment Advisors, Inc., a wholly-owned subsidiary of PFF Bancorp, the hiring of more experienced commercial bank employees, cost reductions, growth of the business, consumer, commercial/industrial and construction loan programs, record low volume of non-performing assets, and asset growth. In addition to considering these specific accomplishments, consideration was given to the results of an extensive survey of peer financial institutions.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all Executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximize shareholder value. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                                  EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE
                                  OF PFF BANCORP, INC.

                                  STEPHEN C. MORGAN (CHAIRMAN)
                                  ROBERT W. BURWELL
                                  CURTIS W. MORRIS

EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION.

     During fiscal 2003, there were no interlocks between members of the employee compensation and benefits committee or executive officers of PFF Bancorp and corporations with respect to which such persons are affiliated.

PERFORMANCE GRAPH

     The following graph compares PFF Bancorp's total cumulative shareholder return based on the market price of PFF Bancorp's common stock with the cumulative total return of companies on the S&P 500 and the SNL Western Thrift Index for the period beginning on March 31, 1998 to March 31, 2003.



                            TOTAL RETURN PERFORMANCE






                              [PERFORMANCE GRAPH]






                                                         PERIOD ENDING
                             ----------------------------------------------------------------------
                              03/31/98   03/31/99   03/31/00    03/31/01    03/31/02    03/31/03
                             ---------- ---------- ---------- ----------- ----------- -------------
PFF Bancorp, Inc...........  $  100.00   $  84.85   $  75.93   $  113.73   $ 156.42    $  162.65

S&P 500....................     100.00     118.43     139.68      109.41     109.67        82.39

SNL Western Thrift Index...     100.00      83.23      62.01      124.27     120.51       134.39

SUMMARY COMPENSATION TABLE

     The following table provides information about the compensation paid during the fiscal year ended March 31, 2003 to the Chief Executive Officer of PFF Bancorp and PFF Bank and to the four other most highly compensated executive officers of PFF Bancorp and PFF Bank whose combined annual salary and bonus for 2003 was at least $100,000. These individuals are referred to as "named executive officers" in this proxy statement.


                                                   SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM COMPENSATION
                                                                                       -------------------------------------------
                                                     ANNUAL COMPENSATION                         AWARDS               PAYOUTS
                                           ------------------------------------------- -------------------------- ----------------
                                                                           OTHER        RESTRICTED
                                                                           ANNUAL         STOCK                       ALL OTHER
       NAME AND PRINCIPAL                                               COMPENSATION      AWARDS       OPTIONS      COMPENSATION
   POSITIONS WITH PFF BANCORP        YEAR    SALARY($)(1)  BONUS($)        ($)(2)          ($)           (#)             ($)
----------------------------------- ------ -------------- ----------- ---------------- ------------- ------------ ----------------
Larry M. Rinehart,                   2003     $ 342,992    $362,130     $  10,800              -            -      $    47,472(5)
   President and Chief               2002       342,992     229,940        58,425(3)           -       88,125(4)       128,258
   Executive Officer                 2001       333,000           -             -              -            -           71,675

Kevin McCarthy,                      2003     $ 228,654    $241,414     $  10,800              -            -      $    33,563(5)
   Senior Executive Vice             2002       228,654     137,966        36,900(3)           -       63,000(4)        82,799
   President and Chief               2001       222,000           -             -              -            -           64,576
   Operating Officer

Gregory C. Talbott,                  2003     $ 217,235    $229,359     $  10,800              -            -      $    28,158(5)
   Executive Vice President,         2002       217,235     130,109        36,900(3)           -       53,562(4)        87,400
   Chief Financial Officer and       2001       210,924           -             -              -            -           72,175
   Treasurer

Gilbert F. Smith,                    2003     $ 171,496    $142,120     $  10,800              -            -      $    22,513(5)
   Senior Vice President and         2002       171,496      80,478        20,756(3)           -       30,250(4)        38,813
   General Counsel                   2001       166,500           -             -              -            -           44,364

Jerald W. Groene,                    2003     $ 171,496    $142,121     $  10,800              -            -      $    23,433(5)
   Senior Vice President and         2002       171,496      80,478        20,756(3)           -       30,250(4)        37,498
   Chief Lending Officer             2001       166,500           -             -              -            -           45,399

     ----------------------------
     (1) Included in this figure are amounts deferred by the executive officer pursuant to PFF Bank's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation and executive officers may defer up to 5% of their compensation, up to the maximum limits under the Code. These numbers are subject to change based on Section 415 testing limits.
     (2) Includes $10,800 for each officer as payment for automobile allowances. The aggregate value of non-cash benefits and perquisites for fiscal 2003 did not, in the case of any executive officer, exceed the lesser of $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.
     (3) Consists of awards of 1,900, 1,200, 1,200, 675 and 675 shares of common stock, which vested immediately, made pursuant to the 1996 Incentive Plan to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, on March 27, 2002.
     (4) Consists of options granted on November 28, 2001 under the 1999 Incentive Plan at an exercise price of $26.65 which vest at 50% per year on October 23, 2002 and October 23, 2003.
     (5)  Includes (i) $7,300, $4,386, $80, $223 and $1,236 in life insurance premiums; (ii) $10,353, $9,146, $9,024, $7,124 and $7,124, in
          contributions to PFF Bank's 401(k) plan; and (iii) $17,577, $17,578, $17,578, $15,073 and $15,073 in contributions to the ESOP paid by PFF Bank for the benefit of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively. Includes $12,242, $2,453 and $1,476 in adjustments to the ESOP/SERP Plans for the benefit of Messrs. Rinehart, McCarthy and Talbott, respectively. Includes $93 in interest on the Bank's Deferred Compensation Plan for the benefit of Mr. Smith.

EMPLOYMENT AGREEMENTS

     PFF Bank and PFF Bancorp have entered into employment agreements with Messrs. Rinehart, McCarthy and Talbott. The employment agreements are intended to ensure that we will be able to maintain a stable and competent management base. Our continued success depends to a significant degree on the skills and competence of Messrs. Rinehart, McCarthy and Talbott. The employment agreements provide for a three-year term for Messrs. Rinehart, McCarthy and Talbott. PFF Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of PFF Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of PFF Bank after conducting a performance evaluation of each executive. The terms of the PFF Bancorp employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The agreements provide that each executive's base salary will be reviewed annually. The annual base salaries for Messrs. Rinehart, McCarthy and Talbott for the fiscal year ended March 31, 2003 are $342,992, $228,654 and $217,235, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination for cause as defined in the agreements at any time. In the event PFF Bank or PFF Bancorp chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation upon: (i) failure to re-elect the executive to his current office(s); (ii) a material change in the executive's functions, duties or responsibilities; (iii) a relocation of the executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the executive; (v) liquidation or dissolution of PFF Bank or PFF Bancorp or (vi) a breach of the agreement by PFF Bank or PFF Bancorp, the executive or, in the event of the executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive and the contributions that would have been made on the executive's behalf to any employee benefit plans during the remaining term of the agreement provided, however, that the payment shall not, in the aggregate, exceed three times the average of the executive's five preceding taxable years' annual compensation. PFF Bank and PFF Bancorp would also continue, and pay for, the executive's life, health and disability coverage for the remaining term of the agreement.

     Under the agreements, if an involuntary termination, other than for cause, follows a change in control of PFF Bank or PFF Bancorp (as defined in the Employment Agreement), the executive or, in the event of the executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. PFF Bank and PFF Bancorp would also continue, and pay for, the executive's life, health, and disability coverage for thirty-six months. The benefits described in this paragraph would also be payable if the executive voluntarily resigns following a change in control after any (i) demotion, (ii) loss of title, office or significant authority, (iii) reduction in annual compensation or benefits or
(iv) relocation of the executive's principal place of employment to more than 25 miles from its location prior to the change in control.

     Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of a 20% excise tax on the recipient and denial of the deduction for such excess amounts to PFF Bancorp and PFF Bank. Under the PFF Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, the executive officer will receive a benefit under the agreement equal to either the (i) the total benefits payable under the agreement or (ii) the amount that is one dollar less than the triggering amount for the imposition of the excise tax under Section 280G, whichever is larger after taking into account the state and federal income and excise taxes on such amounts.

     Payments to the executive under the PFF Bank agreement will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank. Payment under the PFF Bancorp agreement would be made by PFF Bancorp. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by PFF Bank or PFF Bancorp, respectively, if the executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that PFF Bank and PFF Bancorp, shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

     TERMINATION AND CHANGE IN CONTROL AGREEMENTS. PFF Bank has entered into two-year termination and change in control agreements with Messrs. Smith, Golish and Groene and Ms. Scullin. Commencing on the first anniversary date and continuing on each anniversary thereafter, the change in control agreements may be renewed by the Board of Directors for an additional year. The change in control agreements provide that in the event an involuntary termination, other than for cause, follows a change in control of PFF Bank or PFF Bancorp, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two times the officer's average annual compensation (including employer contributions to benefit plans) for the five years preceding termination subject to the limitation that such payment not exceed three times the officer's average annual compensation of the previous five years. PFF Bank would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) months from the date of termination. The same benefits would be payable if the officer voluntarily resigns following a change in control after any (i) demotion, (ii) loss of title, office or significant authority, (iii) reduction in annual compensation or benefits or
(iv) relocation of the officer's principal place of employment to more than 25 miles from its location prior to the change in control. Payments to the officer under PFF Bank change in control agreements will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank.

     The change in control agreements also provide for a severance payment in the event of an involuntary termination of the officer other than in a change in control, except for cause. The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service (rounded up to the next whole year of service in the case of partial years) up to a maximum of one-hundred and four weeks and is conditioned on the officer releasing PFF Bank from any causes of action against PFF Bank or PFF Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of PFF Bank and PFF Bancorp.

     In no event will any payment under a change in control agreements be made if it would result in an excess parachute payment under Section 280G of the Code. Any payments due under a change in control agreements will be reduced to the extent necessary for the payments made to not be excess parachute payments within the meaning of Section 280G of the Code.

BENEFIT PLANS

     1996 INCENTIVE PLAN. PFF Bancorp maintains the 1996 Incentive Plan, a plan that has provided discretionary awards of options to purchase common stock, option-related awards and awards of common stock to officers, directors and key employees as determined by a committee of the Board of Directors. All outstanding awards to officers, directors and key employees have vested. The 1996 Incentive Plan is not subject to ERISA and is not a tax-qualified plan. PFF Bancorp may amend or terminate the 1996 Incentive Plan, in whole or in part, at any time, subject to the requirements of all applicable laws.

     1999 INCENTIVE PLAN. PFF Bancorp maintains the 1999 Incentive Plan, a plan that provides discretionary awards of options to purchase common stock and option-related awards to officers, directors, employees and its affiliates as determined by a committee of the Board of Directors or two or more outside directors. PFF Bancorp has reserved a total of 625,000 shares for awards under the 1999 Incentive Plan. The 1999 Incentive Plan is not subject to ERISA and is not a tax-qualified plan. PFF Bancorp may amend or terminate the 1999 Incentive Plan, in whole or in part, at any time, subject to the requirements of all applicable laws. No awards were made under the 1999 Incentive Plan in fiscal 2003 to any of the named executive officers.

     The following table provides the value for "in-the-money" options for the named executive officers, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on March 31, 2003, the last trading day of the 2003 fiscal year, which was $32.09 per share.

                                     2003 FISCAL YEAR END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED              IN-THE-MONEY
                           SHARES         VALUE         OPTIONS/SARS AT FISCAL         OPTIONS/SARS AT FISCAL
                         ACQUIRED ON   REALIZED ON             YEAR-END                       YEAR-END
                          EXERCISE       EXERCISE                 (#)                            ($)
      NAME                   (#)          ($)(1)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
---------------------- -------------- -------------- ---------------------------- -------------------------------
Larry M. Rinehart          203,752      4,244,650           176,096/44,063                2,845,388/239,703
Kevin McCarthy              20,000        394,112           172,285/31,500                2,894,142/171,360
Gregory C. Talbott          74,537      1,491,408            83,029/26,781                1,285,678/145,689
Gilbert F. Smith            18,000        360,843            36,703/15,125                 499,599/82,280
Jerald W. Groene             5,000        107,612            29,325/15,125                 356,908/82,280

---------------
(1) Based upon market price of shares upon exercise minus the exercise price of the options.
(2) Based on the closing price per share of common stock on March 31, 2003, the last trading day of the fiscal 2003 year, which was $32.09, minus the exercise price of the options.

     RETIREMENT PLAN. PFF Bank maintains a tax-qualified defined benefit plan (the "Retirement Plan") for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995. Effective December 31, 1995, the Retirement Plan was frozen and participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan. After December 31, 1995, no new participants entered the Retirement Plan.

     The Retirement Plan provides for a monthly benefit to the employee upon retirement after the later of (i) attainment of age 65 or (ii) the fifth anniversary of the employee's initial participation in the Retirement Plan. The Retirement Plan also provides for a monthly benefit upon the participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the participant of 15 years of service. No new accrual of years of service has occurred since December 31, 1995. Benefits under the Retirement Plan are determined taking into account the participant's final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995. The final average salary as of December 31, 1995 for Messrs. Rinehart, McCarthy, Talbott, Smith and Groene is $137,153, $92,124, $104,720, $107,220, and $84,334,
respectively.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.

                                     PFF BANK & TRUST EMPLOYEE PENSION PLAN
                                                YEARS OF SERVICE
                  -------------------------------------------------------------------------------
  FINAL AVERAGE
   COMPENSATION          15               20             25              30             35
 ---------------- --------------- ---------------- -------------- --------------- ---------------
   $   50,000        $  13,598        $  18,130       $ 22,663       $  22,663      $  49,538
      100,000           29,723           39,630         49,538          49,538         76,413
      150,000           45,848           61,130         76,413          76,413         76,413
      200,000           45,848           61,130         76,413          76,413         76,413
      250,000           45,848           61,130         76,413          76,413         76,413
      300,000           45,848           61,130         76,413          76,413         76,413
      350,000           45,848           61,130         76,413          76,413         76,413
      400,000           45,848           61,130         76,413          76,413         76,413

     Compensation under the Retirement Plan includes all regular pay and overtime. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

     The appropriate years of service, as of January 1, 1996, for the named executive officers, are as follows:

                                                    SERVICE
                                                    -------
     NAME                            YEARS                           MONTHS
     ----                            -----                           ------

     Larry M. Rinehart                19                               3

     Kevin McCarthy                   19                               -

     Gregory C. Talbott                9                               7

     Gilbert F. Smith                 25                               2

     Jerald W. Groene                 24                               6

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. PFF Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP reflects the freezing of the Retirement Plan as of December 31, 1995. The benefits provided under the SERP are directly related to those provided under the three tax-qualified employee benefit plans sponsored by PFF Bank, namely the ESOP, the 401(k) Plan and the Retirement Plan. With respect to the Retirement Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995. For purposes of the SERP the final average salary as of December 31, 1995 for Messrs. Rinehart, McCarthy, Talbott, Smith and Groene is $238,164, $156,000, $155,880, $130,440 and $121,404,
respectively. However, this benefit is only provided to the extent not provided under the Retirement Plan. No additional contributions will be made by PFF Bank to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Retirement Plan benefit. The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the applicable contribution limits of the Code for tax-qualified plans and
(ii) the actual benefit provided under
each plan. Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

     EMPLOYEE STOCK OWNERSHIP PLAN. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and have attained age 21. The plan originally purchased 1,587,000 shares by means of a loan obtained from PFF Bancorp.

     Although contributions to this plan will be discretionary, PFF Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from PFF Bancorp. The loan made was for a term of ten years of which four years remain and calls for annual payments of principal and interest. The plan has pledged the shares it purchases as collateral for the loan and holds them in a suspense account.

     As of March 31, 2003, the plan has allocated 1,183,455 shares to participant accounts. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant's compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts. This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

     EMPLOYEE DEFERRED COMPENSATION PLAN. PFF Bank maintains the PFF Bank & Trust Employee Deferred Compensation Plan which is a non-qualified plan that offers certain employees the opportunity to defer cash compensation and stock awarded under the 1996 Incentive Plan. The benefits under this plan (consisting of participant deferrals and earnings or losses thereon) are payable in lump sum or in installments. Deferred stock awarded under the 1996 Incentive Plan is accounted for in the plan in the form of common stock units. The form of benefit for deferred stock is a single lump sum payout or payment of equal installments over time. Cash compensation deferrals are credited with earnings or losses under a variety of investment options established by the Board of Directors and selected by each plan participant. Deferred stock is credited with investment earnings or losses according to the Common Stock Rate.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of PFF Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     PFF Bank has determined that preferred rate loans for executive officers and directors are part of the Bank's overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as the loans are otherwise made within the limitations of the Federal Reserve Act and Regulation O.

     As of March 31, 2003, nine of PFF Bank's executive officers or directors had a total of 11 loans outstanding, totaling approximately $2.25 million in the aggregate. Of the 11 loans currently outstanding to executive officers or directors, nine loans are receiving a preferred rate. For those receiving the preferred rate, eight loans are secured by the borrower's principal residence and one loan is secured by a second home.

     It is our policy that all transactions between PFF Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to PFF Bancorp than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors not having any interest in the transaction, other than the preferred rate for executive officers and directors, which is considered part of their overall benefits and compensation program.

     Michael Rinehart, son of Larry M. Rinehart, performs appraisal services for PFF Bank from time to time. PFF Bank paid $88,293 in fees to Michael Rinehart for those appraisal services in fiscal year 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PFF Bancorp's directors and executive officers, and persons who own more than 10% of PFF Bancorp's common stock, to report to the SEC their initial ownership of PFF Bancorp's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and PFF Bancorp is required to disclose in this proxy statement any late filings or failures to file.

     Based solely on its review of the copies of such reports furnished to PFF Bancorp and written representations that no other reports were required during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to PFF Bancorp's executive officers and directors during fiscal 2003 were met.

                     -------------------------------------
                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS
                      -------------------------------------

     Our independent auditor for the fiscal year ended March 31, 2003 was KPMG LLP. The Audit Committee has appointed KPMG LLP to act as the independent auditor for PFF Bancorp, Inc. for the fiscal year ended March 31, 2004, and we are asking shareholders to ratify the appointment.

     Representatives of KPMG LLP are expected to be present at the annual meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

     A majority of the votes entitled to be cast by common shares represented at the annual meeting is required for ratification.

================================================================================
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR PFF BANCORP, INC.
================================================================================

ADDITIONAL INFORMATION

INFORMATION ABOUT SHAREHOLDER PROPOSALS

     If you wish to submit proposals to be included in our proxy statement for the 2004 Annual Meeting of Shareholders, PFF Bancorp must receive them on or before April 1, 2004, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement. All shareholder proposals for inclusion in PFF Bancorp's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether it is included in PFF Bancorp's proxy materials), PFF Bancorp's Certificate of Incorporation and Bylaws, and Delaware law.

     In addition, under PFF Bancorp's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2004 Annual Meeting), the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of PFF Bancorp; and (iii) your notice must contain specific information required in our Bylaws. To be considered timely for inclusion in our 2004 Annual Meeting, PFF Bancorp must receive your advance written notice of business or nominations to the Board of Directors no less than 90 days preceding the date originally fixed for the annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on our record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                                            By Order of the Board of Directors,


                                            Carole F. Olson
                                            SECRETARY

Pomona, California
July 29, 2003

================================================================================
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
================================================================================

                                                                      APPENDIX A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  AUDIT COMMITTEE PURPOSE

The Audit Committee is established by and among the Board of Directors (the "Board") for the primary purpose of assisting the Board in overseeing:

     o    The integrity of PFF Bancorp's financial statements,
     o    PFF Bancorp's compliance with legal and regulatory requirements,
     o    The independent auditor's qualifications and independence,
     o The performance of PFF Bancorp's internal audit function and independent auditor, and
     o PFF Bancorp's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, ethics and other areas of Bancorp and Bank operations that management and the Board have established.1

Consistent with this purpose, the Audit Committee encourages adherence to and continuous improvement of PFF Bancorp's policies, procedures and practices at all levels. The Audit Committee provides an avenue of communication among the independent auditors, financial and senior management, the internal audit function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.2

PFF Bancorp shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and any advisers that the Audit Committee chooses to engage.3

The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section III of this Charter, and by preparing the report that SEC rules require be included in PFF Bancorp's annual proxy statement. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.4

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory

-----------------------
1 Sarbanes-Oxley Act Section 205(a), NYSE Corporate Governance Rule Proposals 7(b)(i)(A).
2 Sarbanes-Oxley Act Section 301, NYSE Corporate Governance Rule Proposals 7(b)(ii)(E).
3  Sarbanes-Oxley Act Section 301.
4  NYSE Corporate Governance Rule Proposals 7(b)(ii)(J).

arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.5 All members of the Committee shall have a working familiarity with basic finance and accounting practices. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise. The Board shall determine whether at least one member of the Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the SEC and other relevant regulations.6 The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in PFF Bancorp's annual report on Form 10-K as required by the SEC.7 The designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.8 Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by PFF Bancorp, an outside consultant or at seminars.9

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee, absent members of management, and on such terms and conditions as the Committee may elect. The Committee will meet periodically with the CEO, CFO, General Counsel, the Chief Internal Auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.10 In addition, the Committee will meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including PFF Bancorp's

-----------------------------------
5 Sarbanes-Oxley Act Section 301 and NYSE Corporate Governance Rule Proposals 2(a).
6 Section 407 of the Act and the final rules to implement Section 407 require disclosure of whether or not at least one audit committee member is an "audit committee financial expert" as defined by the SEC. If so, the name(s) of such individual(s) must be disclosed. If not, the company must disclose why it does not have an audit committee financial expert.
7 [SARBANES-OXLEY ACT SECTION 407] If a company has more than one audit committee financial expert, the final rules to implement Section 407 of the Act allow the company to determine whether to disclose the existence and name of the other individual/individuals who qualify/qualifies.
8 A person who is determined to be an audit committee financial expert will also not be deemed an "expert" for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as a result of being designated or identified as an audit committee financial expert.
9 An additional consideration related to composition of the audit committee is the amount of time members have to devote to the role. Although there are no limits on the number of public company audit committees on which an individual may serve, the NYSE did note in the commentary to Proposed Rule # 6: "..if an audit committee member simultaneously serves on the audit committee of more than three public companies...the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed PFF Bancorp audit committee and disclose such determination in the annual proxy statement."
10 NYSE Corporate Governance Rule Proposals 7(b)(ii)(G) disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".11

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS/ACCOUNTING INFORMATION REVIEW

1. Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.
2. Review and discuss with management and the independent auditor PFF Bancorp's annual financial statements [ITEM 306 OF REGULATION S-K], quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by PFF Bancorp to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).
3. Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K [ITEM 306 OF REGULATION S-K]. The Audit Committee or Audit Committee member designee will review with management and the independent auditors the quarterly financial statements and PFF Bancorp's disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing of the Form 10-Q.
4. Review earnings press releases with management prior to official dissemination, including a review of any "pro-forma" or "adjusted" non-GAAP information.12
5. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (e.g., discussion of the types of information to be disclosed and the type of presentation to be made).13
6. Review the regular internal audit reports (or summaries thereof) to management and management's response.

INDEPENDENT AUDITOR

7. Appoint (subject to shareholder ratification), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditors if circumstances warrant. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise.14 Consider whether the auditor's performance of permissible

---------------------------------
11  NYSE CORPORATE GOVERNANCE RULE PROPOSALS 7(B)(II)(C)
12 NYSE CORPORATE GOVERNANCE RULE PROPOSALS 7(B)(II)(D) AND COMMENTARY TO 7(B)(III)
13  NYSE CORPORATE GOVERNANCE RULE PROPOSALS 7(B)(II)(D)
14 [Sarbanes-Oxley Act Section 301, NYSE Corporate Governance Rule Proposals 7(b)(ii)(A)]. Though not expressly required to be included in the audit committee charter by rule or regulation, the audit committee nonaudit services is compatible with the auditor's independence [ITEM 9 OF
     SCHEDULE 14A].
8. Review with the independent auditor any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review may also include any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement, and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to PFF Bancorp. The review should also include discussion of the responsibilities, budget and staffing of PFF Bancorp's internal audit function.15
9. Review the independent auditor's attestation and report on management's internal control report;16 and hold timely discussions with the independent auditor regarding the following:
     o    all critical accounting policies and practices;17
     o all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;18
     o other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences;19 and
     o an analysis of the auditor's judgment as to the quality of PFF Bancorp's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements [ITEM 306 OF REGULATION S-K].
10. At least annually, obtain and review a report by the independent auditor describing:
     o    the firm's internal quality control procedures;
     o any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent


--------------------------------------------------------------------------------
may consider including a responsibility to evaluate the qualifications of key members of the independent auditor's team, as well as to ensure compliance with the partner rotation requirements (though the ultimate responsibility for executing rotation requirement rests with the registered public accounting firms). IF THE AUDIT COMMITTEE CHOOSES TO INCLUDE SUCH LANGUAGE, THE FOLLOWING IS RECOMMENDED: (SEEK ADVICE OF AUDIT COMMITTEE)
"The committee will review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed." 15 NYSE Corporate Governance Rule Proposals 7(b)(ii)(H)
16  Sarbanes-Oxley Act Section 404(b)
17  Sarbanes-Oxley Act Section 204
18  Sarbanes-Oxley Act Section 204
19  Sarbanes-Oxley Act Section 204
          audits carried out by the firm, and any steps taken to deal with any such issues; and
     o all relationships between the independent auditor and PFF Bancorp (to assess the auditor's independence). 20
11. The Audit Committee will evaluate the qualifications, performance and independence of the independent auditor, which will include considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee will present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy the qualification, performance and independence of the auditor.
12. Review and preapprove both audit engagement fees and terms, and nonaudit services to be provided by the independent auditor (other than with respect to DE MINIMIS21 exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.22
13. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent audit firm itself on a regular basis.
14. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor. 23

FINANCIAL REPORTING PROCESSES AND ACCOUNTING POLICIES

15. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with representatives of the disclosure committee on a periodic basis to discuss any


--------------------------
20  NYSE Corporate Governance Rule Proposals 7(b)(ii)(B)
21 The DE MINIMIS exception to the pre-approval of nonaudit services is as follows: (C) With respect to the provision of services other than audit, review or attest services the pre-approval requirement is waived if: (1) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the audit client to its accountant during the fiscal year in which the services are provided; (2) Such services were not recognized by the issuer or registered investment company at the time of the engagement to be non-audit services; and (3) Such services are promptly brought to the attention of the audit committee of the issuer or registered investment company and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the audit committee.
22 [Sarbanes-Oxley Act Section 202] In its policy regarding preapproval on audit and nonaudit services, the Audit Committee may choose to address which classes of services (e.g., tax compliance services) can be preapproved in advance.
23 NYSE Corporate Governance Rule Proposals 7(b)(ii)(I) Such policy should take into consideration the one-year "cooling off period" for individuals in the role of CEO, CFO, controller, CAO or the equivalent as outlined by Section 206 of the Sarbanes-Oxley Act.

     matters of concern arising from the disclosure committee's quarterly process to assist the CEO and CFO in their certifications per Section 302 of the Sarbanes-Oxley Act.
16. Review major issues regarding accounting principles and financial statement presentations with management, including any significant changes in PFF Bancorp's selection or application of accounting principles, and major issues as to the adequacy of PFF Bancorp's internal controls and any special audit steps adopted in light of material control deficiencies.24
17. Review analyses prepared by management (and the independent auditor) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. 25
18. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of PFF Bancorp.26
19. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.27
20. Establish and maintain procedures for the confidential, anonymous submission by employees of PFF Bancorp regarding questionable accounting or auditing matters.28

INTERNAL AUDIT 29 30

21.  Review and advise on the selection and removal of the Chief Internal
     Auditor.
22. Review activities, organizational structure, and qualifications of the internal audit function.
23. Annually, review and recommend changes (if any) to the internal audit charter.
24. Periodically and as circumstances warrant review with the Chief Internal Auditor any significant difficulties, disagreements with management, or scope restrictions encountered in the course of audit work.
25. Periodically review with the independent auditor the budget, staffing, and responsibilities of the internal audit function.31


----------------------------
24  Commentary to NYSE Corporate Governance Rule Proposals 7(b)(iii)
25  Commentary to NYSE Corporate Governance Rule Proposals 7(b)(iii)
26  Commentary to NYSE Corporate Governance Rule Proposals 7(b)(iii)
27  Sarbanes-Oxley Act Section 301
28  Sarbanes-Oxley Act Section 301
29 Though not a requirement by rule or regulation, many companies have a process in place by which the internal and external auditor evaluate each other on an annual basis. Should the Audit Committee choose to include the responsibility to review such evaluations, if they exist, the following language is recommended:
     o Review the results of the annual evaluation of the internal audit department by the independent auditor and the review of the independent auditor by the internal audit department. Make suggestions, as necessary, as a result of such review.

30 The NYSE Corporate Governance Rule Proposals require that listed companies have an internal audit function.
31  Commentary to NYSE Corporate Governance Rule Proposals 7(b)(ii)(H)

ETHICAL COMPLIANCE, LEGAL COMPLIANCE, AND RISK MANAGEMENT 32

26. Establish, review and periodically update a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.
27. Review management's monitoring of PFF Bancorp's compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that PFF Bancorp's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.
28. Review, with PFF Bancorp's counsel, legal compliance matters including corporate securities trading policies. 29. Review with PFF Bancorp's counsel, any legal matter that could have a significant impact on PFF Bancorp's financial statements.
30. Discuss policies with respect to risk assessment and risk management. Such discussions should include PFF Bancorp's major financial and accounting risk exposures and the steps management has undertaken to control them.33

OTHER RESPONSIBILITIES

31. Review with the independent auditors, the internal audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)
32. Prepare the report that the SEC requires be included in the PFF Bancorp annual proxy statement [NYSE CORPORATE GOVERNANCE RULE PROPOSALS 7(B)(I)(B)].
33. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.34
34. Perform any other activities consistent with this Charter, PFF Bancorp's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.




--------------------------
32 The audit committee charter should include Items 23 and 24 if the audit committee, rather than another committee, has assumed responsibilities with respect to ethical compliance.
33  NYSE Corporate Governance Rule Proposals 7(b)(ii)(F)
34  NYSE Corporate Governance Rule Proposals 7(b)(iii)


                                                                                                your choice like
                                                                                                  this in blue  /X/
                                                                                                  or black ink.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED
IN ITEM 1 AND A VOTE "FOR" THE PROPOSAL IN ITEM 2.

                                                                                          FOR     AGAINST    ABSTAIN

1. Election of three directors for terms of three years each.                             / /       / /        / /

   Nominees: (01) Stephen C. Morgan, Ed.D.,(2) Jil H. Stark and (3) Royce A. Stutzman.

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

   ------------------------------------------------------------------------------------

                                                                                          FOR     AGAINST    ABSTAIN

2. Ratification of the appointment of KPMG LLP as independent auditors of PFF Bancorp,    / /       / /        / /
   Inc. for the fiscal year ending March 31, 2004.

PLEASE MARK, SIGN AND DATE THIS PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.             I Will Attend Annual Meeting.    / /

                                                                      The undersigned hereby acknowledges receipt of
                                                                      the Notice of Annual Meeting of Stockholders
                                                                      and the Proxy Statement for the Annual Meeting
                                                                      dated July 29, 2003.

                                                                      ----------------------------------------------

                                                                      ----------------------------------------------
                                                                      Signature(s)

                                                                      Dated:                                  , 2003
                                                                            ----------------------------------

                                                                      Please sign exactly as your name appears on
                                                                      this proxy. Joint owners should each sign
                                                                      personally. If signing as attorney, executor,
                                                                      administrator, trustee or guardian, please
                                                                      include your full title. Corporate or
                                                                      partnership proxies should be signed by an
                                                                      authorized officer.

--------------------------------------------------------------------------------------------------------------------
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

                                REVOCABLE PROXY

                               PFF BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PFF BANCORP, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 16, 2003.

The undersigned stockholder of PFF Bancorp, Inc. hereby appoints Larry M. Rinehart and Donald R. DesCombes, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of PFF Bancorp, Inc. held of record by the undersigned on July 18, 2003, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on September 16, 2003, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated July 29, 2003 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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